As filed with the Securities and Exchange Commission on August 12, 2022

Registration Nos. 333-261428

333-249446

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to Form S-1, Registration Statement No. 333-261428

Post-Effective Amendment No. 1 to Form S-1, Registration Statement No. 333-249446

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REDBOX ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2157010
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Tower Lane, Suite 800

Oakbrook Terrace, IL 60181

(630) 756-8000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Galen C. Smith
1 Tower Lane, Suite 800

Oakbrook Terrace, IL 60181

(630) 756-8000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frederick W. Stein, Esq.
1 Tower Lane, Suite 800

Oakbrook Terrace, IL 60181

(630) 756-8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

DEREGISTRATION OF UNSOLD SECURITIES

Redbox Entertainment Inc., a Delaware corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission (the “SEC”) these post-effective amendments (the “Post-Effective Amendments”) to deregister the shares of Class A common stock, par value $0.0001 per share, of the Registrant (the “Shares”) and warrants to purchase shares of Class A common stock, par value $0.0001 per share, of the Registrant (the “Warrants”) previously registered under the following Registration Statements on Form S-1 (each, a “Registration Statement”, collectively, the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•	Registration Statement No. 333-261428, filed on December 1, 2021, as amended by Post-Effective Amendment No. 1, filed on June 3, 2022 and

•	Registration No. 333-249446, filed on October 13, 2020.

On August 11, 2022, pursuant to the terms of Merger Agreement, dated as of May 10, 2022, by and among the Registrant, Chicken Soup for the Soul Entertainment Inc. (“CSSE”), RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of CSSE, RB Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE and Redwood Intermediate LLC, a Delaware limited liability company (the “Merger Agreement”), Registrant merged with and into Merger Sub LLC and became a wholly owned subsidiary of CSSE. As a result of the mergers under the Merger Agreement, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused the Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakbrook Terrace, State of Illinois, on August 12, 2022.

REDBOX ENTERTAINMENT INC.

By:	/s/ Galen C. Smith
	Name:	Galen C. Smith
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.